EXHIBIT 10.1
SECURITIES PURCHASE AGREEMENT
by and among

Ray C. Davis,
an individual person
Avatar Holdings, LLC,
a Texas limited liability company
Avatar Investments, LP,
a Texas limited partnership
Natural Gas Partners VI, L.P.,
a Delaware limited partnership
Lon Kile,
an individual person
MHT Properties, Ltd.,
a Texas limited partnership
and
P. Brian Smith Holdings LP,
a Texas limited partnership
collectively, as the Selling Parties,
LE GP, LLC,
a Delaware limited liability company
and
Enterprise GP Holdings L.P.,
a Delaware limited partnership,
as Buyer,
for the purchase and sale of
(i) an aggregate of 34.9% of the Equity Units representing membership interests of
LE GP, LLC,
a Delaware limited liability company,
and (ii) 38,976,090 Common Units representing limited partner interests of
Energy Transfer Equity, L.P.,
a Delaware limited partnership
dated as of May 7, 2007

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Exhibits
Exhibit 1.2(a)(i)(3)	Amended and Restated GP LLC Agreement
Exhibit 1.2(a)(i)	Davis Assignment
Exhibit 1.2(a)(iv)	NGP Assignment
Exhibit 1.2(c)	ETE Assignment
Exhibit 5.5	Unitholder Rights and Restrictions Agreement
Exhibit 5.7	10b-5 Certificate of ETE

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Disclosure Schedules
Schedule 1.3	Purchase Price Allocation
Schedule 2.1(c)	Consents and Approvals
Schedule 2.1(h)	Contracts with General Partner and its Subsidiaries
Schedule 2.2(c)	Consents and Approvals
Schedule 2.2(e)	Subsidiaries; Equity Interests; Business of the General Partner
Schedule 2.2(f)	No Conflict or Violation
Schedule 2.2(g)	General Partner Financial Statements
Schedule 2.2(h)(ii)	Taxes
Schedule 2.2(i)	Absence of Undisclosed Liabilities
Schedule 2.2(j)	Litigation

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Index of Defined Terms

Affiliate	9.14
Agreement	Preamble
Amended and Restated LLC
Agreement	1.2(a)(i)
Avatar LLC	Preamble
Avatar LP	Preamble
Buyer	Preamble
Closing	1.1(b)
Closing Date	1.1(b)
Code	2.1(h)(ii)
Common Units	Recitals
Confidentiality Agreement	9.14
Current GP Members	Recitals
Davis	Preamble
Davis Assignment	1.2(a)(i)
Encumbrances	1.1(a)(i)
EPE Assignment	1.2(c)
ETE	Recitals
ETE Unit Transfer Application(s)	1.2(c)(ii)
ETP	Recitals
GAAP	2.2(g)
General Partner	Recitals
General Partner Entities	2.2(c)
Governmental Authority	2.1(d)
GP Financial Statements	2.2(g)
GP Interest	Recitals
GP LLC Agreement	2.2(b)
GP LLC Interests	Recitals
GP Sellers	Recitals
IDRs	Preamble
Indemnifying Party	8.2(a)
Kile	Preamble
Legal Proceeding	2.2(j)
Loss	8.2(a)
Losses	8.2(a)
Material Adverse Effect	9.14
MHT Properties	Preamble
NGP VI	Preamble
NGP Assignment	1.2(a)(iv)
Offered Common Units	Recitals
Organizational Documents	9.14
Partnership Agreement	9.14
Partnership Entities	2.1(c)
Person	9.14
Purchase Price	1.3
Redeemed Interests	1.1(a)
Securities	Recitals
Securities Act	3.8
Selling Parties	Preamble
Smith Holdings	Preamble
Tax, or Taxes	2.2(h)(i)
Tax Returns	2.2(h)(i)
Transaction Documents	9.14(h)
Transfer Agent	1.2(a)(i)
Transfer Taxes	4.4(a)
Warren	Preamble

-iv-

SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 7th day of May, 2007, by and among Ray C. Davis, an individual person (“Davis”), Avatar Holdings, L.L.C., a Texas limited liability company (“Avatar LLC”), Avatar Investments, L.P., a Texas limited partnership (“Avatar LP”), Natural Gas Partners VI, L.P., a Delaware limited partnership (“NGP VI”), Lon Kile, an individual person “Kile”), MHT Properties, Ltd., a Texas limited partnership (“MHT Properties”), and P. Brian Smith Holdings LP, a Texas limited partnership (“Smith Holdings” and, together with Davis, Avatar LLC, Avatar LP, NGP VI, Kile and MHT Properties the “Selling Parties”), Enterprise GP Holdings L.P., a Delaware limited partnership (“Buyer”), and LE GP, LLC, a Delaware limited liability company (the “General Partner”).
W I T N E S S E T H:
     WHEREAS, NGP VI, Davis and Kelcy L. Warren (“Warren”) are the current members (the “Current GP Members” and such persons who are selling GP LLC Interests (as defined below) pursuant to this Agreement, the “GP Sellers”) of the General Partner.
     WHEREAS, the General Partner is the sole general partner of Energy Transfer Equity, L.P. (“ETE”), and owns a 0.30915% general partner interest in ETE (the “GP Interest”) and common units representing limited partner interests in ETE (“Common Units”) (an aggregate of 841,765 Common Units as of the date hereof);
     WHEREAS, as of the date of this Agreement, ETE (i) owns 36,413,840 common units and 26,086,957 Class G Units, each representing limited partner interests in Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), is the sole member of Energy Transfer Partners, L.L.C., a Delaware limited liability company, which is the 0.01% general partner of Energy Transfer Partners GP, L.P. and the owner of 1% of the Class A limited partner interest of Energy Transfer Partners GP, L.P., and (ii) owns 100% of the Class B limited partner interest and 99% of the Class A limited Partner interests of Energy Transfer GP, L.P.;
     WHEREAS, Energy Transfer Partners GP, L.P. owns the 2.0% general partner interest and all the incentive distribution rights in ETP;
     WHEREAS, Buyer desires to purchase (i) an aggregate of 877,251 Equity Units of the General Partner (the “GP LLC Interests”) from Davis and NGP VI, and (ii) an aggregate of 38,976,090 Common Units from Davis, Avatar LLC, Avatar LP, NGP VI, Kile, MHT Properties, Smith Holdings and the General Partner (the “Offered Common Units”, and collectively with the GP LLC Interests, the "Securities”), and each of the Selling Parties and the General Partner desires to sell such Securities to the Buyer, for the consideration and upon the terms and subject to the conditions set forth in this Agreement;
     WHEREAS, effective immediately after the acquisition of the GP LLC Interests by Buyer, the General Partner desires to redeem from Buyer 501,461 GP LLC Interests in exchange for 392,020 of the Offered Common Units upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:
ARTICLE I.
SALE AND PURCHASE
     SECTION 1.1. Agreement to Sell and to Purchase.
     (a) On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement:
          (i) Each of the Selling Parties shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from each of the Selling Parties, the respective Securities owned by it, in each case, free and clear of any pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever (“Encumbrances”), except, in the case of the GP LLC Interests, as may be set forth in the GP LLC Agreement (as defined in Section 2.2(a)) or, in the case of the Offered Common Units, as may be set forth in the Partnership Agreement and the Unitholders Rights and Restrictions Agreement, (each as defined in Section 9.14);
          (ii) The General Partner shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from the General Partner, the Offered Common Units owned by it, in each case, free and clear of any Encumbrances, except as may be set forth in the Partnership Agreement and the Unitholders Rights and Restrictions Agreement;
          (iii) The Buyer shall sell, assign, transfer, convey and deliver to the General Partner, and the General Partner shall purchase and accept from the Buyer, 501,461 GP LLC Interests (the “Redeemed Interests”), free and clear of any Encumbrances, except, as may be set forth in the GP LLC Agreement.
     (b) The closing of such sale and purchase (the “Closing”) shall take place at 10:00 a.m. (Houston, Texas time), on the date of this agreement, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Andrews Kurth LLP. in Houston, Texas or at such other place as the parties hereto shall agree in writing.
     SECTION 1.2. Deliveries at Closing.
     (a) At the Closing, each of the Selling Parties shall make the following deliveries to Buyer:
(i)	Davis shall deliver to Buyer:
(1)	a duly executed assignment of membership interest, in substantially the form attached hereto as Exhibit 1.2(a)(i), transferring 201,252 Equity Units representing a 12.745% GP LLC Interest (the “Davis Assignment”);

(2)	(i) a duly executed certificate, countersigned by the American Stock Transfer & Trust Company, as the transfer agent and registrar with respect to the Common Units (the “Transfer Agent”), representing 14,048,545 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 14,048,545 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it; and

(3)	a duly executed copy of the Amended and Restated Limited Liability Company Agreement of LE GP LLC, in substantially the form attached hereto as Exhibit 1.2(a)(i)(3) (the “Amended and Restated GP LLC Agreement”).
(ii)	Avatar LLC shall deliver to Buyer:
(1)	(i) a duly executed certificate, countersigned by the Transfer Agent, representing 12,925 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 12,925 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it.
(iii)	Avatar LP shall deliver to Buyer:
(1)	(i) a duly executed certificate, countersigned by the Transfer Agent, representing 6,801,489 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 6,801,489 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it.

(iv)	NGP VI shall deliver to Buyer:
(1)	a duly executed assignment of membership interests, in substantially the form attached hereto as Exhibit 1.2(a)(iv), transferring 675,999 Equity Units representing a 42.813% GP LLC Interest (the “NGP Assignment”);

(2)	(i) a duly executed certificate, countersigned by the Transfer Agent (as defined below), representing 17,202,745 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 17,202,745 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it; and

(3)	a duly executed copy of the Amended and Restated GP LLC Agreement.
(v)	Kile shall deliver to Buyer:
(1)	(i) a duly executed certificate, countersigned by the Transfer Agent, representing 129,592 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 129,592 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it.
(vi)	MHT Properties shall deliver to Buyer:
(1)	(i) a duly executed certificate, countersigned by the Transfer Agent, representing 129,592 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 129,592 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it.
(vii)	Smith Holdings shall deliver to Buyer:
(1)	(i) a duly executed certificate, countersigned by the Transfer Agent, representing 259,182 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (ii) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 259,182 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (iii) a copy of the cancelled certificate(s) representing such Common Units previously owned by it.
     (b) At the Closing, each of the Selling Parties shall provide Buyer with a FIRPTA certificate certifying that it (or the applicable transferor for federal income tax purposes) is not a “foreign person” within the meaning of Treasury Regulation 1.1445-2(b).
     (c) At the Closing, Buyer shall make the following deliveries to each of the Selling Parties and the General Partner, as applicable:
          (i) the Purchase Price payable to it, as provided in Section 1.3 below;
          (ii) one or more transfer applications in respect of the Offered Common Units to be acquired by it, in the form specified in the Partnership Agreement, seeking admission to ETE as a substitute limited partner (the “ETE Unit Transfer Application(s)”);
          (iii) a duly executed copy of the Amended and Restated GP LLC Agreement;
          (iv) a duly executed assignment of membership interest, in substantially the form attached hereto as Exhibit 1.2(a)(i), transferring 501,461 Equity Units (the “EPE Assignment”) to the General Partner.
     (d) At the Closing, the General Partner shall make the following deliveries to the Buyer:
          (i) (A) a duly executed certificate, countersigned by the Transfer Agent, representing 392,020 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer), (B) a copy of a letter from the General Partner, addressed to and acknowledged by the Transfer Agent, instructing the Transfer Agent to cancel the certificate(s) representing such Common Units and to reissue a new certificate representing 392,020 Common Units in the name of the Buyer (or an Affiliate of the Buyer designated in writing by the Buyer) and (C) a copy of the cancelled certificate(s) representing such Common Units previously owned by it.

     SECTION 1.3. Purchase Price. The aggregate purchase price for the Securities (the “Purchase Price”) shall be paid to the applicable Selling Parties on the Closing Date in the allocations set forth on Schedule 1.3 and shall be allocated among the Selling Parties and between the Securities in accordance with Schedule 1.3.
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES
     SECTION 2.1. Representations and Warranties with Respect to the Selling Parties and their Interests. As of the date hereof, each of the Selling Parties hereby severally, but not jointly, represents and warrants to Buyer, as follows:
     (a) Organization.
          (i) Avatar LLC represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of Texas.
          (ii) Avatar LP represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of Texas.
          (iii) NGP VI represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware.
          (iv) MHT Properties represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of Texas.
          (v) Smith Holdings represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of Texas.
     (b) Validity of Agreement; Authorization. Such Selling Party has the power and authority to enter into this Agreement and the Transaction Documents to which it is party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such Transaction Documents and the performance of the Selling Party’s obligations hereunder and thereunder have been duly authorized by the Board of Directors of the Selling Party or the general partner of the Selling Party, as applicable, and no other proceedings on the part of any of the Selling Party are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents to which any of the Selling Party is party have been (in the case of this Agreement), or will be at the Closing (in the case of such other Transaction Documents), duly executed and delivered by the Selling Party, as applicable, and constitute, or will constitute at the Closing, as applicable, each such party’s valid and binding obligation enforceable against each such party in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles).

     (c) Consents and Approvals. Except as disclosed on Schedule 2.1(c), no material consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of such Selling Party) is required for the Selling Party to execute and deliver this Agreement or the Transaction Documents to which the Selling Party is party or to perform its respective obligations hereunder or thereunder. The General Partner, any subsidiaries of the General Partner set forth on Schedule 2.2(e), ETE and each of the subsidiaries of ETE set forth on Schedule 2.2(e) are collectively referred to herein as the “Partnership Entities.”
     (d) No Conflict or Violation. The execution, delivery and performance of this Agreement and the Transaction Documents by the Selling Party does not and will not: (i) with respect to any Selling Party who is not an individual person, violate or conflict with any provision of the Organizational Documents (as defined in Section 9.14) of the Selling Party; (ii) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any foreign, federal, state or local government, court, arbitrator, agency or commission or other governmental or regulatory body or authority (“Governmental Authority”); (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Selling Party is a party or by which it is bound or to which its properties or assets is subject; or (iv) result in the creation or imposition of any Encumbrance upon any of the properties or assets of such Selling Party, except in the cases of clauses (ii) and (iv) above, as would not have a Material Adverse Effect and, in the case of clauses (iii) and (iv) above, as set forth on Schedule 2.2(d).
     (e) Title. The GP LLC Interests or Offered Common Units, as applicable, being sold to Buyer by such Selling Party are owned by such Selling Party of record and beneficially solely by such person. Upon delivery of the Purchase Price to such Selling Party, Buyer will acquire such Securities free and clear of any Encumbrances other than as set forth in the Amended and Restated LLC Agreement, the Unitholders Rights and Restrictions Agreement or the Partnership Agreement.
     (f) Litigation. No Action by or against such Selling Party is pending or, to the best knowledge of such Selling Party, threatened, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby.
     (g) Brokers. The Selling Party has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby.
     (h) Contracts with General Partner and its Subsidiaries. The Selling Party and its Affiliates are not party to any contract or agreement with the General Partner or any of its Subsidiaries (excluding ETE and its Subsidiaries to the extent such contracts and agreements are required to be disclosed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and have been so disclosed in filings made by ETE and its Subsidiaries) except as disclosed on Schedule 2.1(h); provided, however, that the representation contained in this Section 2.1(h) relating to NGP and its Affiliates, includes only NGP, its general partner and the partners, managers and employees of such general partner and related investment funds, but does not include any portfolio company of NGP or its related investment funds.
     SECTION 2.2. Representations of the General Partner. As of the date hereof, the General Partner hereby represents and warrants to Buyer as follows:
     (a) Organization. The General Partner is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and has all requisite limited liability company power and authority, as the case may be, and all governmental licenses, authorizations, permits, consents and approvals to own its respective properties and assets and to conduct its business as now conducted, except where the failure to have such governmental licenses, authorizations, permits, consents and approvals would not have a Material Adverse Effect (as defined in Section 9.14). The General Partner is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect.
     (b) Validity of Agreement; Authorization. The General Partner has the power and authority to enter into this Agreement and the Transaction Documents to which it is party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such Transaction Documents and the performance of the General Partner’s obligations hereunder and thereunder have been duly authorized by the Board of Directors of the General Partner, and no other proceedings on the part of the General Partner are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents to which General Partner is party have been (in the case of this Agreement), or will be at the Closing (in the case of such other Transaction Documents), duly executed and delivered by the General Partner, and constitute, or will constitute at the Closing, as applicable, the General Partner’s valid and binding obligation enforceable against the General Partner in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles).
     (c) Consents and Approvals; No Prohibition on Distributions. Except as disclosed on Schedule 2.2(c), no material consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of the General Partner) is required for the General Partner to execute and deliver this Agreement or the Transaction Documents to which the General Partner is party or to perform its obligations hereunder or thereunder. The General Partner is not currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except as set forth in the GP LLC Agreement (defined below).

     (d) Capitalization of the General Partner; Title.
          (i) NGP VI, Davis and Warren are the sole members of the General Partner. All of the outstanding GP LLC Interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of LE GP LLC, dated as of February 8, 2006 (the “GP LLC Agreement”), are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act). Except for the GP LLC Interests, there are no outstanding securities of LE GP. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interest in the General Partner pursuant to any agreement to which LE GP or the Selling Party is a party or to which either of them may be bound. There are no outstanding options, warrants or similar rights to purchase or acquire any equity interests in the General Partner. A true and correct copy of the GP LLC Agreement, with any and all amendments thereto to the date hereof, has been made available by the Current GP Members to the Buyer or its representatives.
          (ii) Except for any Encumbrances provided in the Partnership Agreement, the General Partner is the sole general partner and owns the GP Interest, free and clear of any Encumbrances.
          (iii) The Offered Common Units being sold to Buyer by the General Partner are owned solely by the General Partner of record and beneficially. Upon delivery of the Redeemed Interests to the General Partner, Buyer will acquire such Offered Common Units free and clear of any Encumbrances other than as set forth in the Amended and Restated LLC Agreement, the Unitholders Rights and Restrictions Agreement or the Partnership Agreement.
     (e) Subsidiaries; Equity Interests; Business of the General Partner Entities.
          (i) Except as set forth on Schedule 2.2(e), the General Partner does not have any Non-ETE Subsidiary, and does not own, directly or indirectly, any shares of capital stock, voting rights or other equity interests or investments in any other Person, other than ETE and its direct and indirect subsidiaries. Except as set forth in the Partnership Agreement or on Schedule 2.2(e), the General Partner has no obligation or rights to acquire by any means, directly or indirectly, any capital stock, voting rights, equity interests or investments in another Person. The General Partner and ETI GP, LLC, which has been dissolved, are referred to herein collectively as the “General Partner Entities.”
          (ii) The General Partner was formed as a limited liability company under the laws of the State of Texas on September 5, 2002, and effective August 23, 2005 was converted from a Texas limited liability company to a Delaware limited liability company. Since its date of formation, the General Partner has not engaged in or conducted, directly or indirectly, any business or other activities other than (i) serving as the general partner of ETE and owning the GP Interest and Common Units, and (ii) owning all of the member interests in ETI GP and the limited partner interests in ETI.
     (f) No Conflict or Violation. The execution, delivery and performance of this Agreement and the Transaction Documents by the General Partner do not and will not:

(a) violate or conflict with any provision of the Organizational Documents (as defined in Section 9.14) of the General Partner; (b) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any foreign, federal, state or local Governmental Authority; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the General Partner is a party or by which it is bound or to which its properties or assets is subject; (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of any of the General Partner; or (e) result in the cancellation, modification, revocation or suspension of any license or permit of the General Partner, except in the cases of clauses (b), (d) and (e) above, as would not have a Material Adverse Effect and, in the case of clauses (c) and (d) above, as set forth on Schedule 2.2(f).
     (g) General Partner Financial Statements. Attached as Schedule 2.2(g) are copies of the audited balance sheet, as of August 31, 2006, and the unaudited income statements and statement of partners’ equity at, or for the 12- month period, or portion thereof, ended August 31, 2006, of the General Partner and the unaudited balance sheet and income statement for the six month period ended February 28, 2007, of the General Partner (collectively, the “GP Financial Statements”). The GP Financial Statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial condition of the General Partner as of their respective dates and the results of its operations for the periods covered thereby.
     (h) Tax Matters.
          (i) For purposes of this Agreement, “Tax Returns” shall mean returns, reports, exhibits, schedules, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority. For purposes of this Agreement, “Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts and duties of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.
          (ii) Except as disclosed on Schedule 2.2(h)(ii), (A) each of the General Partner Entities has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to each of such General Partner Entities; (B) each such Tax Return is true, correct and complete in all material respects; (C) all Taxes owed by the any of the General Partner Entities (whether or not shown on any Tax Return) at any time on or prior to the Closing

Date, if required to have been paid, have been or will be timely paid (except for Taxes that are being contested in good faith in appropriate proceedings and, to the extent the amount being contested exceeds $100,000, that are set forth on Schedule 2.2(h)(ii)); (D) any material liability of any of the General Partner Entities for Taxes not yet due and payable, or that is being contested in good faith in appropriate proceedings, has been provided for on the financial statements of the applicable General Partner Entity or Entities, as the case may be, in accordance with GAAP; (E) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, any of the General Partner Entities in respect of any material Tax or Tax assessment, nor has any claim for additional material Tax or Tax assessment been asserted in writing; (F) no written claim has been made by any Tax authority in a jurisdiction where any of the General Partner Entities does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction; (G) none of the General Partner Entities has any outstanding request for any extension of time within which to pay its Taxes or file its Tax Returns; (H) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of any of the Partnership Entities; (I) none of the General Partner Entities has entered into any agreement or arrangement with any Tax authority that requires any of the General Partner Entities or the Partnership Entities to take any action or to refrain from taking any action; (J) none of the Selling Parties or the General Partner Entities is a “foreign person” within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended (the “Code”); (K) none of the General Partner Entities is a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; (L) each of the General Partner Entities treated as a partnership for federal income tax purposes has made a currently effective election under Section 754 of the Code; and (M) each of the General Partner Entities has withheld and paid all material Taxes required to be withheld by such General Partner Entity in connection with any amounts paid or owing to any partner, member, employee, creditor, independent contractor or other third party and (N) each of the General Partner Entities is and has been since its formation treated as a partnership or disregarded as an entity for federal income tax purposes.
     (i) Absence of Undisclosed Liabilities.
          (i) Except as disclosed on Schedule 2.2(i), the General Partner has no indebtedness or liability, absolute or contingent, which is not shown or provided for in the GP Financial Statements, other than (i) liabilities incurred or accrued in the ordinary course of business consistent with past practice, including liens for current taxes and assessments not in default, since August 31, 2006, (ii) liabilities of the General Partner that individually or in the aggregate are not material to the General Partner and that are not required by GAAP to be included in the GP Financial Statements and (iii) liabilities of ETE for which the General Partner may be liable in its capacity as General Partner.
          (ii) Except as disclosed on Schedule 2.2(i), the General Partner has not made any distributions to its members or redeemed or repurchased any equity securities of the General Partner or the General Partner Entities, since August 31, 2006.
     (j) Litigation Except as set forth on Schedule 2.2(j), there are no Legal Proceedings pending or, to the knowledge of the Selling Parties after reasonable inquiry, threatened against the General Partner Entities or any officer, director or member thereof in its capacity as a member that, individually or in the aggregate, are reasonably likely to (a) have a Material Adverse Effect or (b) materially impair or delay the ability of any of the Selling Parties to perform its obligations under this Agreement or the Transaction Documents or consummate the transactions contemplated hereby or thereby. Except as set forth in the GP Financial Statements for the fiscal year ended August 31, 2006, there is no order, judgment, injunction or decree of any Governmental Authority outstanding against the General Partner Entities that, individually or in the aggregate, would have any effect referred to in the foregoing clauses (a) and (b). “Legal Proceeding” shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private), investigations or governmental proceedings before any Governmental Authority.
     (k) Brokers. None of the General Partner Entities has employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF BUYER
     As of the date hereof, Buyer hereby represents and warrants to each of the Selling Parties as follows:
     SECTION 3.1. Limited Partnership Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite limited partnership power and authority to own its properties and assets and to conduct its business as now conducted. Buyer is duly qualified to do business as a foreign entity in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualifications necessary.
     SECTION 3.2. Validity of Agreement; Authorization. Buyer has the power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such Transaction Documents and the performance of Buyer’s obligations hereunder and thereunder have been duly authorized by the Board of Directors of the general partner of Buyer and no other proceedings on the part of Buyer, its general partner or its owners are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents to which Buyer is a party each have been (in the case of this Agreement) or will be at the Closing (in the case of such Transaction Documents) duly executed and delivered by Buyer and constitute or will constitute at the Closing, as applicable, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles).
     SECTION 3.3. No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party does not and will not: (a) violate or conflict with any provision of its or its general partner’s Organizational Documents, (b) violate any applicable provision of law, or any order, judgment or decree of any Governmental Authority, (c) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject or (d) result in the creation or imposition of any Encumbrance upon any of its properties or assets where such violations, breaches, defaults or Encumbrances in the aggregate would have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, net income or financial condition of Buyer.
          SECTION 3.4. Consents and Approvals. Except as disclosed on Schedule 3.4, no material consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of Buyer), is required for Buyer to execute and deliver this Agreement or the Transaction Documents to which Buyer is a party or to perform its obligations hereunder or thereunder.
          SECTION 3.5. Buyer Status. Buyer is not an employee benefit plan or other organization exempt from taxation pursuant to Section 501(a) of the Code, a non-resident alien, a foreign corporation or other foreign Person, or a regulated investment company within the meaning of Section 851 of the Code.
          SECTION 3.6. Brokers. Except as disclosed on Schedule 3.6, Buyer has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby.
          SECTION 3.7. Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of each of the Partnership Entities, both individually and on a consolidated basis, which investigation, review and analysis was done by Buyer and its Affiliates and, to the extent Buyer deemed necessary or appropriate, by Buyer’s representatives. Buyer acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of each of the Partnership Entities for such purpose.
          SECTION 3.8. Investment Intent; Investment Experience; Restricted Securities. In acquiring the Securities, Buyer is not offering or selling, and will not offer or sell the Securities, for the Selling Parties in connection with any distribution of any of such Securities, and Buyer does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of such Securities. Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933 (the “Securities Act”). Buyer understands that none of the Securities will have been registered pursuant to the Securities Act or any applicable state securities laws, that all of such Securities will be characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations none of such Securities can be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.
          SECTION 3.9. Litigation. No Action by or against the Buyer is pending or, to the best knowledge of the Buyer, threatened, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby.
          SECTION 3.10. Title to Redeemed Interests. The Redeemed Interests being sold to the General Partner by Buyer are owned solely by the Buyer of record and beneficially. Upon delivery of the Offered Common Units to the Buyer, the General Partner will acquire such Redeemed Interests free and clear of any Encumbrances other than as set forth in the Amended and Restated LLC Agreement.
ARTICLE IV.
COVENANTS
          SECTION 4.1. Further Assurances. Upon the request of Buyer at any time on or after the Closing Date, each of the Selling Parties will promptly execute and deliver, or cause the General Partner to execute and deliver, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Securities.
          SECTION 4.2. Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Selling Parties and Buyer hereto will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.
          SECTION 4.3. Notice of Breach. Each party shall promptly give to the other parties written notice with particularity upon having knowledge of any matter that would constitute a breach by such party of any representation, warranty, agreement or covenant of such party contained in this Agreement, including, without limitation, the Selling Parties’ representations in Article II.
          SECTION 4.4. Tax Covenants.
     (a) All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the transactions contemplated by this Agreement (the “Transfer Taxes”), shall be borne by the Selling Parties. Notwithstanding anything to the contrary in this Section 4.4, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use commercially reasonable efforts to provide such Tax Returns to the other party at least ten days prior to the due date for such Tax Returns.
     (b) The Selling Parties shall cause each of the Partnership Entities to adopt the remedial allocation method under Treas. Reg. Section 1.704-3(d).
          SECTION 4.5. No Control of the General Partner. Buyer hereby agrees with the General Partner, NGP and Davis that Buyer shall not exercise any control whatsoever, take any action as a Member, or request that any actions be taken by the Members or the Board of Directors other than the transactions contemplated by this Agreement, with respect to the General Partner prior to the redemption of the Redeemed Interests in accordance with Section 1.1(a).
ARTICLE V.
CONDITIONS TO OBLIGATIONS OF BUYER
     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:
          SECTION 5.1. Receipt of Documents. The Selling Parties and the General Partner shall have delivered, or be standing ready to deliver, to Buyer the items specified in Sections 1.2(a)(i)-(vii), and Section 1.2(d), respectively, in each case duly executed and dated the Closing Date.
          SECTION 5.2. Representations and Warranties of the Selling Parties. All representations and warranties made by the Selling Parties and the General Partner in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects on and as of the Closing Date as if again made by the Selling Parties and the General Partner on and as of such date, and all representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct on the Closing Date as if made by the Selling Parties and the General Partner on and as of such date; and Buyer shall have received a certificate dated the Closing Date and signed by a senior executive officer of each of the Selling Parties and the General Partner to that effect.
          SECTION 5.3. Performance of Selling Parties’ Obligations. The Selling Parties shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date, and Buyer shall have received a certificate dated the Closing Date and signed by a senior executive officer of each of the Selling Parties to that effect.
          SECTION 5.4. No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Authority that declares this Agreement or any of the Transaction Documents invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby or thereby shall be in effect; and no action or proceeding before any Governmental Authority shall have been instituted by a Governmental Authority or threatened by any Government Authority that seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents or that challenges the validity or enforceability of this Agreement or any of the Transaction Documents.
          SECTION 5.5. Unitholder Rights and Restrictions Agreement. ETE shall have entered into the Unitholder Rights and Restrictions Agreement with the Buyer substantially in the form attached hereto as Exhibit 5.5.
          SECTION 5.6. Amended and Restated GP LLC Agreement. Warren, NGP VI, Davis and the Buyer shall have executed the Amended and Restated GP LLC Agreement.
          SECTION 5.7. 10b-5 Certificate of ETE. Buyer shall have received a 10b-5 Certificate from ETE in the form attached hereto as Exhibit 5.7.
ARTICLE VI.
CONDITIONS TO OBLIGATIONS OF SELLING PARTIES
     The obligations of the Selling Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Selling Parties in their sole discretion:
          SECTION 6.1. Receipt of Documents. Buyer shall have delivered, or be standing ready to deliver, to the Selling Parties and the General Partner the items specified in Section 1.2(b), in each case duly executed and dated the Closing Date.
          SECTION 6.2. Representations and Warranties of Buyer. All representations and warranties made by Buyer in this Agreement that are not qualified by materiality or material adverse effect shall be true and correct in all material respects on and as of the Closing Date as if again made by Buyer on and as of such date, and all representations and warranties that are qualified by materiality or material adverse effect shall be true and correct on the Closing Date as if made by the Buyer on and as of such date; and the Selling Parties shall have received a certificate dated the Closing Date and signed by a senior executive officer of Buyer to that effect.
          SECTION 6.3. Performance of Buyer’s Obligations. Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Selling Parties shall have received a certificate dated the Closing Date and signed by a senior executive officer of Buyer to that effect.
          SECTION 6.4. No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Authority that declares this Agreement or any of the Transaction Documents invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby or thereby shall be in effect; and no action or proceeding before any Governmental Authority shall have been instituted by a Governmental Authority or threatened by any Governmental Authority that seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents or that challenges the validity or enforceability of this Agreement or any of the Transaction Documents.
          SECTION 6.5. Unitholder Rights and Restrictions Agreement. Buyer shall have entered into the Unitholder Rights and Restrictions Agreement with ETE substantially in the form attached hereto as Exhibit 5.5.
          SECTION 6.6. Amended and Restated GP LLC Agreement. Warren, NGP VI, Davis and the Buyer shall have executed the Amended and Restated GP LLC Agreement.
ARTICLE VII.
TERMINATION AND ABANDONMENT
          SECTION 7.1. Methods of Termination; Upset Date. This Agreement may, or in the case of Section 7.1(e) will, be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:
     (a) by the mutual written consent of the Selling Parties and Buyer;
     (b) by the Selling Parties, if Buyer fails to comply with any of its covenants or agreements contained herein, or breaches their representations and warranties contained herein, which failure to comply or breach is not cured on the Closing Date;
     (c) by Buyer, if the Selling Parties fail to comply with any of their covenants or agreements contained herein, or breaches its representations and warranties contained herein, which failure to comply or breach is not cured on the Closing Date; or
     (d) by the Selling Parties or Buyer, if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement and which order, decree, ruling or other action is not subject to appeal; or
     (e) without any action required by the Selling Parties or Buyer, if the Closing has not occurred by 11:59 p.m. New York time on the date after the date of this Agreement.
     SECTION 7.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1(a), (d) or (e) hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyer, the Selling Parties or the General Partner (or their respective officers or directors), except based upon obligations set forth in Sections 9.3 and 9.4 hereof, and except that Buyer shall thereupon promptly return or destroy (and cause its agents and representatives to return or destroy) to the Selling Parties all documents (and copies thereof) furnished to Buyer and the parties shall continue to adhere to the Confidentiality Agreement. Notwithstanding the foregoing or any other provision of this Agreement, termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(c) shall not in any way limit or restrict the rights and remedies of any party hereto against any other party hereto that has violated or breached any of the representations, warranties, agreements or other provisions of this Agreement prior to termination hereof.
ARTICLE VIII.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          SECTION 8.1. Survival. The representations and warranties of Buyer, the Selling Parties and the General Partner contained herein or in any certificates or other documents delivered pursuant to this Agreement on the Closing Date terminate on the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 2.1(b) and Section 2.2(b) (Validity of Agreement; Authorization), Section 2.1(e) (Title), Section 2.1(g) (Brokers) and Section 2.2(d) (Capitalization of the General Partner) shall survive indefinitely; and (ii) the other representations and warranties made by the General Partner in Section 2.2 shall survive for a period of six months after the Closing Date. The covenants and agreements set forth in Article I, Section 4.1, this Article VIII and Article IX shall survive the Closing for a period of one year.
          SECTION 8.2. Indemnification Coverage.
     (a) From and after the Closing, each Selling Party (the “Indemnifying Parties”) shall severally but not jointly indemnify and defend, save and hold Buyer harmless if Buyer shall actually incur any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, Tax, expense (including reasonable attorneys’, consultants’ and experts’ fees), claim or cause of action (each, a “Loss,” and collectively, “Losses”) arising out of, relating to or resulting from (i) any breach or inaccuracy in any representation by the General Partner or the breach of any warranty by the General Partner contained in Section 2.2 of this Agreement; (ii) any breach or inaccuracy in any representation by such Selling Party contained in Section 2.1 of this Agreement; or (iii) any breach of the covenants and agreements by such Selling Party under this Agreement; provided, that in determining whether any representation or warranty has been breached or is inaccurate, such representation or warranty shall be construed as if Material Adverse Effect or materiality is not a qualification thereto.
     (b) The foregoing indemnification obligations shall be subject to the following limitations:
               (i) each Indemnifying Party’s aggregate liability (A) under Section 8.2(a)(i), except with respect to a breach of Section 2.2(d)(iii), shall not exceed such Indemnifying Party’s allocated portion of $12,338,597 set forth on Schedule 1.3 to such Indemnifying Party’s sale of a GP Interest and (B) under Section 8.2(a)(i) (with respect to a breach of Section 2.2(d)(iii) only), Section 8.2(a)(ii) or 8.2(a)(iii) shall not exceed the total Purchase Price allocated on Schedule 1.3 to be paid to such Indemnifying Party;
               (ii) any claims made pursuant to (A) Section 8.2(a)(i), except with respect to a breach of Section 2.2(d), must be made by Buyer within six months from the date of this Agreement and (B) pursuant to Section 8.2(a)(i) (with respect to a breach of Section 2.2(d) only), Section 8.2(a)(ii) or 8.2(a)(iii) must be made by Buyer within the survival period specified in

Section 8.1 for the representation or other provision which the Buyer is alleging has been breached;
               (iii) the amount of any Losses suffered by Buyer shall be reduced by any third-party insurance or other indemnification payments which such party receives in respect of or as a result of such Losses, less the reasonable costs incurred to recover those insurance or indemnification payments to the extent such costs are not otherwise recovered. If any Losses for which indemnification is provided hereunder is subsequently reduced by any third-party insurance or other indemnification payments received by the Buyer less the reasonable costs incurred to obtain payment, the amount of the reduction shall be remitted pro rata to the Selling Parties who have made payment hereunder;
               (iv) no claim may be asserted nor may any action be commenced against any party for breach or inaccuracy of any representation or breach of a warranty, unless written notice of such claim or action is received by the other party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 8.1;
               (v) Buyer shall not be entitled under this Agreement to multiple recovery for the same Losses.
          SECTION 8.3. Procedures.
     (a) Buyer shall notify the Indemnifying Party (with reasonable detail) promptly (but in each case within 10 business days) after it becomes aware of facts supporting a claim or action for indemnification under this Article VIII, and shall provide to the Indemnifying Party as soon as practicable thereafter all reasonable available information and documentation necessary to support and verify any Losses associated with such claim or action. Subject to Section 8.2(c)(iv), the failure to so notify or provide information to the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to Buyer, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by Buyer’s failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder to the extent of such material prejudice. The Indemnifying Party shall participate in and defend, contest or otherwise protect Buyer against any such claim or action by counsel of the Indemnifying Party’s choice at its sole cost and expense; provided, however, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, there is no admission or statement of fault or culpability on the part of Buyer and there is an unconditional release of Buyer from all liability on any claims that are the subject of such claim or action. Buyer shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of Buyer’s choice and shall in any event use its commercially reasonable efforts to cooperate with and assist the Indemnifying Party; provided, however, that the Indemnifying Party shall pay the fees and expenses of separate counsel for Buyer if (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) counsel for the Indemnifying Party reasonably determines that representation of both the Indemnifying Party and Buyer by the same counsel would create a conflict of interest. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, Buyer shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and Buyer shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys’ fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.
          SECTION 8.4. Tax Treatment of Indemnity Payments. Each party, to the extent permitted by applicable law, agrees to treat any payments made pursuant to this Article VIII as adjustments to the Purchase Price for all federal and state income and franchise Tax purposes. To the extent that any such payment is not permitted to be treated as an adjustment to the Purchase Price, the amount of such payment shall be increased so that after reduction for the amount of any actual additional Tax cost incurred as a result of the receipt of such payment, the amount remaining will be equal to the amount of the payment that is owed under this Article VIII.
          SECTION 8.5. Remedies.
     (a) The Buyer acknowledges and agrees that following the Closing, the indemnification provisions of Article VIII shall be the sole and exclusive remedies of the Buyer for any breach by any Selling Party or the General Partner of the representations and warranties in this Agreement, or any certificate delivered in connection herewith, and for any failure by the Selling Parties or the General Partner to perform and comply with any covenants and agreements in this Agreement, except that if any of the provisions of this Agreement are not performed in accordance with their terms or are otherwise breached, the parties shall be entitled to specific performance of the terms thereof in addition to any other remedy at law or equity. Each party hereto shall take all commercially reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.
     (b) No Selling Party nor the General Partner shall have any liability under any provision of this Agreement for any punitive or exemplary damages relating to the breach or alleged breach of this Agreement or any representations or warranties contained herein or in any certificate delivered in connection herewith.
     (c) The provisions of this Section 8.5 do not apply to nor restrict the remedies of the Buyer with respect to any representations or warranties of ETE contained in the certificate to be delivered to the Buyer by ETE pursuant to Section 5.7.
     (d) The Buyer and the Selling Parties agree that (i) the General Partner shall have no liability under this Agreement to the Buyer or any Selling Party, for the breach of any representations or warranty contained in Section 2.2, covenant or otherwise, except with respect to the covenants set forth in Section 1.01(a)(ii), Section 1.01(a)(iii) and Section 1.2(d)(i), and (ii) the Selling Parties shall be solely responsible to indemnify the Buyer for any breach of any representation or warranty of the General Partner under this Agreement, in accordance with this Article VIII.

ARTICLE IX.
MISCELLANEOUS PROVISIONS
     SECTION 9.1. Publicity. On or prior to the Closing Date, no party shall, nor shall it permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto; provided, any party may issue a press release and file any required reports with the SEC after consultation with counsel for the Selling Parties. Notwithstanding the foregoing, in the event any such press release or announcement is required by law or stock exchange rule to be made by the party proposing to issue the same, such party shall use its commercially reasonable efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.
     SECTION 9.2. Successors and Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Except as set forth in Article VIII, nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. No party shall sell, assign or otherwise transfer all or any of its rights, benefits or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, provided, however, that, for the purposes of any financing or refinancing arrangement entered into by the Buyer in connection with the purchase of the Securities the Buyer may, without the Selling Parties’ prior written consent, assign to or create a security interest in favor of any party providing any such financing or refinancing to the Buyer, all of its rights, benefits, obligations and interests hereunder, and the Selling Parties hereby consent to the exercise by any such party of any rights, benefits, obligations or interests assigned to or created in favor of such party pursuant to the foregoing and any remedies arising in connection therewith.
     SECTION 9.3. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses of a party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.
     SECTION 9.4. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier or sent by facsimile (with evidence of confirmation of receipt) to the parties at the following addresses:
(a)	If to Buyer, to:
Enterprise GP Holdings L.P.
1100 Louisiana Street, 18th Floor
Houston, Texas 77002
Facsimile: (713) 803-2096
Attention: Michael A. Creel

with a copy to:
Enterprise GP Holdings L.P.
1100 Louisiana Street, 18th Floor
Houston, Texas 77002
Facsimile: (713) 381-2905
Attention: Richard H. Bachmann, Esq.
and with a copy to:
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Facsimile: (713) 220-4285
Attention: David C. Buck, Esq.
(b)	If to the Selling Parties, to:
Natural Gas Partners VI, L.P.
125 East John Carpenter Freeway, Suite 600
Irving, TX 75062
Facsimile: (972) 432-1441
Attention: Richard L. Covington
with a copy to:
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
Facsimile: (917) 777-4299
Ray C. Davis
Avatar Investments LLC
Avatar Holdings, LP
2838 Woodside Street
Dallas, Texas 75204
Facsimile: (214) 981-0703
with a copy to:
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
Facsimile: (917) 777-4299

Lon Kile
c/o Natural Gas Partners VI, L.P.
125 East John Carpenter Freeway, Suite 600
Irving, TX 75062
Facsimile: (972) 432-1441
Attention: Lon Kile
with a copy to:
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
Facsimile: (917) 777-4299
MHT Properties, Ltd.
125 East John Carpenter Freeway, Suite 600
Irving, TX 75062
Facsimile: (972) 432-1441
with a copy to:
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
Facsimile: (917) 777-4299
P. Brian Smith Holdings LP
125 East John Carpenter Freeway, Suite 600
Irving, TX 75062
Facsimile: (972) 432-1441
Attention: P. Brian Smith
with a copy to:
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
Facsimile: (917) 777-4299
or to such other Persons or at such other addresses as shall be furnished by any party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

          SECTION 9.5. Entire Agreement. This Agreement, together with the Disclosure Schedules and the Exhibits hereto, the Confidentiality Agreement and the Transaction Documents represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection herewith and therewith by Buyer, any Selling Party, the General Partner or any of their respective officers, directors, employees or representatives other than those expressly set forth herein or therein. This Agreement, together with the Disclosure Schedules and the Exhibits hereto, the Confidentiality Agreement and the Transaction Documents supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof or thereof and all prior drafts of such documents, all of which are merged into such documents. No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents.
          SECTION 9.6. Waivers and Amendments. The Selling Parties or Buyer may, by written notice to the other party: (a) extend the time for the performance of any of the obligations or other actions of the other party; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement by the other party; (c) waive compliance with any of the covenants of the other party contained in this Agreement; (d) waive performance of any of the obligations of the other party created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement or in any documents delivered pursuant to this Agreement by the other party. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.
          SECTION 9.7. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
          SECTION 9.8. Titles and Headings. The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.
          SECTION 9.9. Signatures and Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of Buyer or the Selling Parties, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          SECTION 9.10. Enforcement of the Agreement; Damages. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.
          SECTION 9.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Texas and without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction.
          SECTION 9.12. Disclosure. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. Disclosure of any item in any section of the Disclosure Schedules only qualifies (i) the correspondingly numbered representation and warranty or covenant in this Agreement to the extent specified therein and (ii) such other representations and warranties or covenants in this Agreement that are qualified by another Disclosure Schedule (or section of a Disclosure Schedule), but only to the extent (a) there is an explicit cross-reference in such other Disclosure Schedule (or section of a Disclosure Schedule, as applicable) or (b) such item is disclosed in such a way as to make its relevance to the information called for by such other Disclosure Schedule (or section of a Disclosure Schedule, as applicable) readily apparent on its face. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Disclosure Schedule is or is not material for purposes of this Agreement.
          SECTION 9.13. Consent to Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Houston, Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each party agrees that a judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
          SECTION 9.14. Certain Definitions. For purposes of this Agreement, the term:
     (a) “Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     (b) “Antitrust Investigation” shall mean any investigation, inquiry, review, proceeding, action, or threatened action taken by a Governmental Authority in enforcing the Antitrust Laws.
     (c) “Antitrust Laws” shall include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
     (d) “Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first- mentioned Person.
     (e) “Confidentiality Agreement” means, the Confidentiality Agreement among Buyer, Davis, NGP VI and ETE, dated April 20, 2007.
     (f) “Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body. including, but not limited to, all U.S., state and foreign governmental agencies responsible for enforcing the Antitrust Laws.
     (g) “Material Adverse Effect” shall mean an adverse effect on the business, results of operations, or financial condition, of the General Partner and its Subsidiaries, taken as a whole, that would have a material adverse effect on the value of the Securities, it being understood that none of the following shall be deemed to constitute a Material Adverse Effect: (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement, (ii) any effect resulting from changes in general economic conditions in the industry in which any of the Partnership Entities operates, and (iii) any effect resulting from changes in the United States or global economy as a whole, unless in the case of clause (ii) or (iii) above such change has a disproportionately adverse effect on the Partnership Entities, taken as a whole.
     (h) “Non-ETE Subsidiary” means any Subsidiary of the Company other than ETE and any Subsidiary of ETE.
     (i) “Organizational Documents” shall mean certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity.
     (j) “Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated as of February 8, 2006, as amended by Amendment No. 1 dated effective as of November 1, 2006.
     (k) “Person” shall mean an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     (l) “Transaction Documents” shall mean the agreements, contracts, documents, instruments and certificates provided for in this Agreement to be entered into by one or more of the parties hereto or any of their Affiliates in connection with the transactions contemplated by this Agreement, including without limitation the Bills of Sale.
     (m) “Unitholders Rights and Restrictions Agreements” means the agreement dated as of the date hereof among ETE, Buyer, Davis and NGP substantially in the form attached hereto as Exhibit 5.5.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLING PARTIES:	Ray C. Davis

	By:	/s/ Ray C. Davis
	Name:	Ray C. Davis

Avatar Holdings, LLC

	By:	/s/ Ray C. Davis
	Name:	Ray C. Davis
	Title:	President

Avatar Investments, LP

	By:	Avatar Holdings, LLC, its general partner

	By:	/s/ Ray C. Davis
	Name:	Ray C. Davis
	Title:	President

Natural Gas Partners VI, L.P.

	By:	G.F.W. Energy VI, L.P., general partner
	By:	GFW VI, L.L.C., general partner

	By:	/s/ Kenneth A. Hersh
	Name:	Kenneth A. Hersh
	Title:	Authorized Member

Lon Kile

	By:	/s/ Lon Kile
	Name:	Lon Kile

MHT Properties, Ltd.

MHT Properties, Ltd.
By: MHT Group, LLC, its general partner

	By:	/s/ Eric R. Pitcher
	Name:	Eric R. Pitcher
	Title:	President

P. Smith Holdings LP

	By:	P. Brian Smith Capital Corp., its general partner

	By:	/s/ Kenneth A. Hersh
	Name:	Kenneth A. Hersh
	Title:	Attorney-in-Fact

BUYER:	Enterprise GP Holding L.P.

	By:	EPE HOLDINGS, LLC, its general partner

	By:	/s/ Michael A. Creel
	Name:	Michael A. Creel, CEO

GENERAL PARTNER:	LE GP, LLC

	By:	/s/ John W. McReynolds
	Name:	John W. McReynolds
	Title:	President